Exhibit 99.1

For Immediate Release

October 18, 2023

John Marshall Bancorp, Inc. Reports Third Quarter 2023 Results

11.3% Annualized Loan Growth Supported By Strong Balance Sheet

Reston, VA – John Marshall Bancorp, Inc. (Nasdaq: JMSB) (the “Company”), parent company of John Marshall Bank (the “Bank”), reported its financial results for the three and nine months ended September 30, 2023.

Selected Highlights

●	Strong Loan Growth – Loans, net of unearned income, grew $95.0 million or 5.5% from September 30, 2022 to September 30, 2023. Loans, net of unearned income, grew $50.3 million or 11.3% annualized from June 30, 2023 to September 30, 2023. The Company’s loan pipeline headed into the fourth quarter of 2023 continues to be strong as we are seeing increased lending opportunities that meet our underwriting standards and, in many cases, fewer competitors for those loans as some market participants have scaled back lending efforts.
●	Pristine Asset Quality – For the sixteenth consecutive quarter, the Company had no nonperforming loans, no other real estate owned and no loans 30 days or more past due. There were no charge-offs during the quarter. The Company continues to adhere to strict underwriting standards and proactively manages the portfolio.
●	Well Capitalized – Each of the Bank’s regulatory capital ratios is well in excess of the regulatory threshold to be considered well capitalized. The Bank’s equity to assets and total risk-based capital ratios were 10.6% and 15.7%, respectively, as of September 30, 2023.
●	Continued Strength in CRE Loan Portfolio – The Company’s loan portfolio remains a source of strength. As of September 30, 2023, the Company’s commercial real estate (“CRE”) non-owner occupied and owner-occupied portfolios had a weighted average loan-to-values of 50.2% and 55.1%, respectively, and weighted average debt service coverage ratios of 2.1x and 3.5x, respectively.
●	Decreased Wholesale Deposits – The Company reduced wholesale deposits (i.e., Brokered and QwickRate CDs) by $58.7 million or 16.3% during the three months ended September 30, 2023. Year-to-date, the Company reduced wholesale deposits by $73.7 million or 19.7%. As outlined in the deposit detail table included in this release, wholesale deposits have declined in each of the past two quarters by a total of $95.4 million.
●	Increased Core Deposits – During the quarter, the Company grew non-interest bearing demand deposits by $3.9 million or 3.6% annualized. Non-interest bearing deposits as a percentage of total deposits increased from 21.2% at June 30, 2023 to 22.1% as of September 30, 2023. Non-maturing deposits increased $16.5 million during the three months ended September 30, 2023, representing 5.7% annualized growth. Core customer funding sources, as defined in the deposit detail table included with this release, increased from 80.3% as of June 30, 2023 to 82.6% as of September 30, 2023.
●	Stabilizing Net Interest Margin – Net interest margin was 2.08% for the three months ended September 30, 2023 compared to 2.10% for the three months ended June 30, 2023 and 3.10% for the three months ended September 30, 2022. The Company realized the initial benefits of the July 2023 balance sheet restructuring disclosed in the Company’s earnings release and Form 10-Q for the second quarter of 2023 (the “Restructuring”). We continue to redeploy the Restructuring proceeds into higher yielding, high-quality earning assets and pay down higher cost funding sources. As a result of the Restructuring, strong loan growth and reduction of wholesale deposits, net interest margin progressively improved throughout the quarter and ended the month of September at 2.13%.

Chris Bergstrom, President and Chief Executive Officer, commented, “By selling low yielding assets through the Restructuring, we increased the flexibility and earnings horsepower of our balance sheet.  Part of the proceeds from the Restructuring were redeployed into the loan growth anticipated in last quarter’s earnings release and enabled us to enhance our earning asset yield.  Part of the Restructuring proceeds were utilized to pay down higher cost wholesale funding, which we expect will slow the rate of increase on our cost of funds.  Part of the proceeds are awaiting redeployment, but are earning a higher yield than they were prior to the Restructuring.  We anticipate putting these funds to work in the fourth quarter, as our loan pipeline remains strong. In addition, we are encouraged by our core non-maturing deposit growth and improved funding mix during the quarter.  Our balance sheet remains strong.  We continue to have excellent asset quality and robust liquidity.  While the quarter’s reported results reflect the non-recurring impact of the Restructuring, core operating performance of the Company remains strong and we have enhanced our ability to drive earnings growth.”

Balance Sheet, Liquidity and Credit Quality

Total assets were $2.30 billion at September 30, 2023, $2.36 billion at June 30, 2023 and $2.31 billion at September 30, 2022. As discussed in more detail below, the Company reduced wholesale deposits by $58.7 million during the quarter.

Total loans, net of unearned income, increased $95.0 million or 5.5% to $1.82 billion at September 30, 2023, compared to $1.73 billion at September 30, 2022 and $50.3 million during the quarter ended September 30, 2023 or 11.3% annualized from $1.77 billion at June 30, 2023. The increase in loans during both comparative periods was primarily attributable to growth in the residential mortgage and commercial investor real estate loan portfolios.

The carrying value of the Company’s fixed income securities portfolio was $265.4 million at September 30, 2023, $422.7 million at June 30, 2023 and $467.1 million at September 30, 2022. The reduction in the portfolio resulted from the Restructuring, which was previously disclosed in our July 21, 2023 earnings release. As of September 30, 2023, 96.2% of our bond portfolio was covered by the implied guarantee of the United States government or one of its agencies.  At September 30, 2023, nearly 67% of the fixed income portfolio was invested in amortizing bonds, which provides the Company with a source of steady cash flow. At September 30, 2023, the fixed income portfolio had an estimated weighted average life of 4.5 years. The available-for-sale portfolio comprised approximately 66% of the fixed income securities portfolio and had a weighted average life of 3.2 years at September 30, 2023. The held-to-maturity portfolio comprised approximately 34% of the fixed income securities portfolio and had a weighted average life of 7.0 years at September 30, 2023. The Company did not purchase any fixed income securities during the three or nine month periods ended September 30, 2023.

The Company’s balance sheet remains highly liquid. The Company’s liquidity position, defined as the sum of cash, unencumbered securities and available secured borrowing capacity, totaled $742.5 million as of September 30, 2023 compared to $839.4 million as of June 30, 2023 and represented 32.3% and 35.5% of total assets, respectively. Wholesale deposits, defined as brokered and QwickRate certificates of deposit, decreased $58.7 million or 16.3% from $359.1 million at June 30, 2023 to $300.5 million at September 30, 2023. As discussed above, the Company also funded $50.3 million of net loan growth during the quarter ended September 30, 2023.

	Liquidity Trends
	September 30, 2023		June 30, 2023		March 31, 2023		December 31, 2022		September 30, 2022
(Dollars in thousands)	Amount	% of Assets	Amount	% of Assets	Amount	% of Assets	Amount	% of Assets	Amount	% of Assets
Cash	$192,656	8.4%	$129,551	5.5%	$103,359	4.4%	$61,599	2.6%	$74,756	3.2%
Unencumbered Securities	80,267	3.5%	233,695	9.9%	298,194	12.7%	313,618	13.4%	345,987	15.0%
Available Secured Borrowing Capacity	469,524	20.4%	476,144	20.1%	451,008	19.2%	388,257	16.5%	401,828	17.4%
Total Liquidity	$742,447	32.3%	$839,390	35.5%	$852,561	36.3%	$763,474	32.5%	$822,571	35.6%

If the Company were to avail itself of additional Bank Term Funding Program (“BTFP”) funding, we estimate an incremental increase in our liquidity position of approximately $13.4 million, increasing our potential liquidity to $755.8 million as of September 30, 2023. In addition to available secured borrowing capacity, the Bank had available federal funds lines of $110.0 million at September 30, 2023.

Total deposits were $1.98 billion at September 30, 2023, $2.05 billion at June 30, 2023 and $2.06 billion at September 30, 2022. Total deposits decreased $64.7 million or 3.2% when compared to June 30, 2023. The decrease was primarily due to a managed reduction in costlier wholesale deposits of $58.7 million or 16.3% during the quarter. NOW deposits increased $34.3 million or 11.0% to partially offset the decrease in wholesale deposits. As of September 30, 2023, the Company had $614.0 million of deposits that were not insured or not collateralized by securities compared to $697.0 million at June 30, 2023. Deposits that were not insured or not collateralized by securities represented only 31.0% of total deposits at September 30, 2023 compared to 34.1% at June 30, 2023.

The Company obtained a $54.0 million advance from the BTFP on May 15, 2023 to secure lower funding costs relative to wholesale deposits. The BTFP advance has a term of one year, bears interest at a fixed rate of 4.80% and can be prepaid without penalty prior to maturity. Total borrowings as of September 30, 2023 consisted of subordinated debt totaling $24.7 million and the BTFP advance totaling $54.0 million. The Company did not have any FHLB advances or federal funds purchased outstanding as of September 30, 2023.

Shareholders’ equity increased $18.4 million or 9.1% to $220.6 million at September 30, 2023 compared to $202.2 million at September 30, 2022. Book value per share was $15.61 as of September 30, 2023 compared to $14.37 as of September 30, 2022. The year-over-year change in book value per share was primarily due to the Company’s earnings over the previous twelve months and decrease in accumulated other comprehensive loss, partially offset by increased share count from shareholder option exercises and restricted share award issuances and dividends paid. The decrease in accumulated other comprehensive loss was primarily attributable to the sale of certain available-for-sale investment securities in the July 2023 Restructuring. Book value per share was $15.50 as of June 30, 2023.

The Bank’s capital ratios at September 30, 2023 improved when compared to September 30, 2022 and remained well above regulatory thresholds for well-capitalized banks. As of September 30, 2023, the Bank’s total risk-based capital ratio was 15.7%, compared to 15.4% at September 30, 2022 (GAAP). As outlined below, the Bank would continue to remain well above regulatory thresholds for well-capitalized banks at September 30, 2023 in the hypothetical scenario where the entire bond portfolio was sold at fair market value and the losses realized (Non-GAAP). Refer to “Explanation of Non-GAAP Measures” and the “Reconciliation of Certain Non-GAAP Financial Measures” table for further details about financial measures used in this release that were determined by methods other than in accordance with GAAP.

Bank Regulatory Capital Ratios (As Reported)
	Well-Capitalized Threshold	September 30, 2023	December 31, 2022	September 30, 2022
Total risk-based capital ratio	10.0%	15.7%	15.6%	15.4%
Tier 1 risk-based capital ratio	8.0%	14.6%	14.4%	14.3%
Common equity tier 1 ratio	6.5%	14.6%	14.4%	14.3%
Leverage ratio	5.0%	11.3%	11.3%	11.0%

Bank Regulatory Capital Ratios (Hypothetical Scenario of Selling All Bonds at Fair Market Value - Non-GAAP)
	Well-Capitalized Threshold	September 30, 2023	December 31, 2022	September 30, 2022
Total risk-based capital ratio	10.0%	14.1%	13.8%	13.4%
Tier 1 risk-based capital ratio	8.0%	12.9%	12.6%	12.2%
Common equity tier 1 ratio	6.5%	12.9%	12.6%	12.2%
Leverage ratio	5.0%	11.3%	11.8%	11.4%

The Company recorded no charge-offs during the third quarter of 2023, during the second quarter of 2023 or during the third quarter of 2022. As of September 30, 2023, the Company had no non-accrual loans, no loans greater than 30 days past due and no other real estate owned assets.

At September 30, 2023, the allowance for loan credit losses was $20.0 million or 1.10% of outstanding loans, net of unearned income, compared to $20.6 million or 1.17% of outstanding loans, net of unearned income, at June 30, 2023. The decrease in the allowance as a percentage of outstanding loans, net of unearned income, was primarily a result of changes in the Company’s loss driver analysis, resulting from a periodic review of our assumptions. The review resulted in a lower modeled probability of default, changes in prepayment and curtailment rates, and an assessment of management’s considerations of existing economic versus historical conditions combined with the continued strong credit performance of our loan portfolio segments.

At September 30, 2023, the allowance for credit losses on unfunded loan commitments was $0.9 million compared to $1.1 million at June 30, 2023. The decrease in the allowance for credit losses on unfunded loan commitments was primarily the result of the updated loss factors utilized on the funded loan portfolio.

The Company did not have an allowance for credit losses on held-to-maturity securities as of September 30, 2023 or June 30, 2023.

The Company’s owner occupied and non-owner occupied CRE portfolios continue to be of sound credit quality. The following table provides a detailed breakout of the two aforementioned portfolios as of September 30, 2023, demonstrating their strong debt-service-coverage and loan-to-value ratios.

Commercial Real Estate
	Owner Occupied					Non-owner Occupied
Asset Class	Weighted Average Loan-to-Value(1)	Weighted Average Debt Service Coverage Ratio(2)		Number of Total Loans	Principal Balance(3) (Dollars in thousands)	Weighted Average Loan-to-Value(1)	Weighted Average Debt Service Coverage Ratio(2)		Number of Total Loans	Principal Balance(3) (Dollars in thousands)
Office	60.7%	4.3	x	129	$84,512	47.1%	1.9	x	64	$124,288
Retail	61.0%	2.3	x	43	61,170	51.2%	1.9	x	142	396,544
Warehouse	62.3%	2.4	x	28	37,359	46.5%	3.0	x	24	33,558
Church	32.4%	3.1	x	19	37,799	- -	- -		- -	- -
Hotel/Motel	- -	- -		- -	- -	48.6%	2.2	x	7	39,282
Industrial	55.8%	4.7	x	24	37,603	52.8%	2.5	x	16	66,210
Other(4)	52.5%	3.6	x	50	104,574	50.0%	1.8	x	16	23,804
Total				293	$363,017				269	$683,686

(1)	Loan-to-value is determined at origination date and is divided by principal balance as of September 30, 2023.
(2)	The debt service coverage ratio (“DSCR”) is calculated from the primary source of repayment for the loan. Owner occupied DSCR’s are derived from cash flows from the owner occupant’s business, property and their guarantors, while non-owner occupied DSCR’s are derived from the net operating income of the property.
(3)	Principal balance excludes deferred fees or costs.
(4)	Other asset class is primarily comprised of schools, daycares and country clubs.

Income Statement Review

Quarterly Results

The Company reported a net loss of $10.1 million for the third quarter of 2023, a decrease of $18.2 million when compared to the third quarter of 2022. As disclosed in our July 21, 2023 earnings release discussing results for the quarter and year-ended June 30, 2023, during July the Company sold certain lower-yielding available-for-sale investment securities with a total par value of $161.2 million and agreed to surrender $21.4 million of bank owned life insurance (“BOLI”) contracts, resulting in a non-recurring, after-tax loss of $14.6 million that was recorded during the third quarter of 2023. Core net income (Non-GAAP) defined as reported net income excluding the non-recurring after-tax loss and taxes paid in conjunction with the surrender of the Bank’s BOLI policies resulting from the Restructuring, was $4.5 million, a decrease of $3.6 million when compared to the third quarter of 2022 and consistent with net income reported for the second quarter of 2023.  Reported (GAAP) and core (Non-GAAP) earnings per share, annualized return on average assets (“ROAA”) and annualized return on average equity (“ROAE”) were as follows:

	For the Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022
Net income (loss) (GAAP)	$(10,137)	$4,490	$8,045
Add: Loss on securities sale, net of tax	13,520	-	-
Add: Non-recurring tax and 10% modified endowment contract penalty on early surrender of BOLI policies	1,101	-	-
Core net income (Non-GAAP)	$4,484	$4,490	$8,045
Earnings per share - diluted (GAAP)	$(0.72)	$0.32	$0.57
Core earnings per share - diluted (Non-GAAP)	$0.32	$0.32	$0.57
Return on average assets (annualized) (GAAP)	(1.73)%	0.77%	1.38%
Core return on average assets (annualized) (Non-GAAP)	0.76%	0.77%	1.38%
Return on average equity (annualized) (GAAP)	(18.24)%	8.13%	15.07%
Core return on average equity (annualized) (Non-GAAP)	8.07%	8.13%	15.07%

Refer to “Explanation of Non-GAAP Measures” and the “Reconciliation of Certain Non-GAAP Financial Measures” table for further details about financial measures used in this release that were determined by methods other than in accordance with GAAP.

Net interest income for the third quarter of 2023 decreased $5.7 million or 32.3% compared to the third quarter of 2022, driven primarily by the increase in costs of interest-bearing liabilities outpacing the increase in yield on interest-earning assets. The yield on interest earning assets was 4.54% for the third quarter of 2023 compared to 3.71% for the same period in 2022. The increase in yield on interest earning assets was primarily due to higher yields on the Company’s loan and investment portfolios and deposits in banks as a result of increases in interest rates subsequent to the third quarter of 2022. The cost of interest-bearing liabilities was 3.41% for the third quarter of 2023 compared to 0.90% for the same quarter in the prior year. The increase in the cost of interest-bearing liabilities was primarily due to a 2.53% increase in the cost of interest-bearing deposits as a result of the repricing of the Company’s time deposits coupled with an increase in rates offered on money market, NOW and savings deposit accounts since the third quarter of 2022. The increase in the overall cost of interest-bearing liabilities in the third quarter of 2023 relative to the same period of the prior year is largely due to rate hikes totaling 5.25% by the Federal Reserve Bank since the beginning of 2022, which has increased cost of funds and compressed net interest margins across the banking industry. The annualized net interest margin for the third quarter of 2023 was 2.08% as compared to 3.10% for the same quarter of the prior year. The decrease in net interest margin was primarily due to the increase in cost of interest-bearing deposits, which was partially offset by an increase in yields on the Company’s interest-earning assets. With a portion of the proceeds from the Restructuring being redeployed to higher yielding assets, the Company’s net interest margin increased each month during the third quarter to 2.13% for the month of September 2023.

The Company recorded an $829 thousand release of provision for credit losses for the third quarter of 2023 compared to no provision for the third quarter of 2022. The release of provision for credit losses during the third quarter of 2023 was primarily a result of changes in the Company’s loss driver analysis, resulting from a periodic review of our assumptions. The review resulted in a lower modeled probability of default, changes in prepayment and curtailment rates, and an assessment of management’s considerations of existing economic versus historical conditions combined with the continued strong credit performance of our loan portfolio segments.

Non-interest income decreased $17.3 million during the third quarter of 2023 compared to the third quarter of 2022.  The decrease in non-interest income was primarily due to the Restructuring that resulted in a loss of $17.1 million. Core non-interest income (Non-GAAP) defined as reported non-interest income excluding the $17.1 million loss stemming from the bond sale portion of the Restructuring, decreased $151 thousand primarily as a result of a decrease in bank owned life insurance (“BOLI”) income of $232 thousand due to the surrender of all BOLI policies as part of the Restructuring. This decrease was partially offset by favorable variances of $47 thousand related to mark-to-market adjustments on investments related to the Company’s nonqualified deferred compensation plan and gains recorded on the sale of the guaranteed portion of SBA 7(a) loans totaling $27 thousand when compared to the third quarter of 2022.

Non-interest expense decreased $298 thousand or 3.7% during the third quarter of 2023 compared to the third quarter of 2022 primarily due to the reversal of a litigation reserve totaling $322 thousand as a result of a favorable verdict received by the Company on a multi-year legal matter that was resolved during the quarter. The decrease was partially offset by increases in FDIC insurance expense and franchise tax expense. The increase in FDIC insurance expense resulted from the FDIC increasing the base assessment rate for all insured depository institutions. The increase in franchise tax expense was due to an increase in the Bank’s equity as that is the basis the Commonwealth of Virginia uses to assess taxes on banking institutions. The decrease in salaries and employee benefits was due to lower benefit costs incurred by the Company. The decrease in occupancy expense of premises was due to a decrease in office rent as a result of the renegotiation of certain leases. The decrease in furniture and equipment expense was due to lower depreciation expense on fixed assets. The Company continues to analyze cost savings opportunities on existing leases and material contracts.

For the three months ended September 30, 2023, annualized non-interest expense to average assets was 1.30% compared to 1.36% for the three months ended September 30, 2022. The decrease was primarily due to lower overhead costs as a result of continued cost consciousness.

For the three months ended September 30, 2023, the annualized core efficiency ratio (Non-GAAP), which excludes the impact of the Restructuring, was 62.4% compared to 43.9% for the three months ended September 30, 2022. The increase was primarily due to a decrease in net interest income and to a lesser extent a decrease in non-interest income.

Year-to-Date Results

The Company reported net income of $656 thousand for the nine months ended September 30, 2023, a decrease of $22.9 million when compared to the same period in 2022. This decrease was primarily attributable to the Restructuring, as previously discussed, that resulted in an after-tax loss of $14.6 million. Core net income (Non-GAAP) for the nine months ended September 30, 2023 was $15.3 million, a decrease of $8.3 million when compared to the same period in 2022. Reported (GAAP) and core (Non-GAAP) earnings per share, ROAA and ROAE were as follows:

	For the Nine Months Ended
	September 30, 2023	September 30, 2022
Net income (GAAP)	$656	$23,601
Add: Loss on securities sale, net of tax	13,520	-
Add: Non-recurring tax and 10% modified endowment contract penalty on early surrender of BOLI policies	1,101	-
Core net income (Non-GAAP)	$15,277	$23,601
Earnings per share - diluted (GAAP)	$0.05	$1.67
Core earnings per share - diluted (Non-GAAP)	$1.08	$1.67
Return on average assets (annualized) (GAAP)	0.04%	1.40%
Core return on average assets (annualized) (Non-GAAP)	0.87%	1.40%
Return on average equity (annualized) (GAAP)	0.40%	15.03%
Core return on average equity (annualized) (Non-GAAP)	9.25%	15.03%

Refer to “Explanation of Non-GAAP Measures” and the “Reconciliation of Certain Non-GAAP Financial Measures” table for further details about financial measures used in this release that were determined by methods other than in accordance with GAAP.

Net interest income for the nine months ended September 30, 2023 decreased $14.5 million or 27.3% compared to the same period of 2022, driven primarily by the increase in costs of interest-bearing liabilities outpacing the increase in yield on interest-earning assets. The yield on interest earning assets was 4.32% for the nine months ended September 30, 2023 compared to 3.65% for the same period in 2022. The increase in yield on interest earning assets was primarily due to higher yields on the Company’s loan and investment portfolios and deposits in banks as a result of increases in interest rates subsequent to the second quarter of 2022. The cost of interest-bearing liabilities was 2.89% for the nine months ended September 30, 2023 compared to 0.67% for the nine months ended September 30, 2022. The increase in the cost of interest-bearing liabilities was primarily due to a 2.26% increase in the cost of interest-bearing deposits as a result of the repricing of the Company’s time deposits coupled with an increase in rates offered on money market, NOW and savings deposit accounts since the third quarter of 2022. The annualized net interest margin for the nine months ended September 30, 2023 was 2.25% as compared to 3.19% for the same period in the prior year. The decrease in net interest margin was primarily due to the increase in cost of interest-bearing deposits, which was partially offset by an increase in yields on the Company’s interest-earning assets.

The Company recorded a $2.5 million release of provision for credit losses for the nine months ended September 30, 2023 compared to no provision for the nine months ended September 30, 2022. The release of provision for credit losses during the third quarter of 2023 was primarily a result of changes in the Company’s loss driver analysis, resulting from a periodic review of our assumptions. The review resulted in a lower modeled probability of default, changes in prepayment and curtailment rates, and an assessment of management’s considerations of existing economic versus historical conditions combined with the continued strong credit performance of our loan portfolio segments.

Non-interest income decreased $16.5 million during the nine months ended September 30, 2023 compared to the same period in 2022. The decrease in non-interest income was primarily due to the Restructuring that resulted in a loss of $17.1 million. Core non-interest income (Non-GAAP) increased $577 thousand primarily due to favorable variances of $610 thousand as a result of mark-to-market adjustments on investments related to the Company’s nonqualified deferred compensation plan. The Company also had an increase in other service charges and fee income of $208 thousand primarily as a result of penalty fee income recognized on the early withdrawal of certificates of deposit, a $91 thousand increase in customer interest rate swap fee income and gains recorded on the sale of the guaranteed portion of SBA 7(a) loans totaling $50 thousand. These increases were partially offset by a decrease in BOLI income of $221 thousand due to the surrender of all BOLI policies as part of the Restructuring.

Non-interest expense decreased $1.2 million or 4.8% during the nine months ended September 30, 2023 compared to the same period in 2022 primarily due to decreases in salaries and employee benefits expense. The decrease in salaries and employee benefits was primarily due to a reduction in incentive compensation accruals when compared to the same period of the prior year. Incentive compensation accruals can fluctuate materially from quarter to quarter, based upon the Company’s financial performance and conditions measured against, among other evaluation criteria, our strategic plan and budget. At the end of each year, the ultimate determination of the incentive compensation is approved by the Board of Directors. The decrease in other expense was due to the reversal of a litigation reserve previously discussed and lower legal and consulting expenses, partially offset by increases in FDIC insurance expense, franchise tax expense and marketing expense. The increase in FDIC insurance expense resulted from the FDIC increasing the base assessment rate for all insured depository institutions. The increase in franchise tax expense was due to an increase in the Bank’s equity as that is the basis the Commonwealth of Virginia uses to assess taxes on banking institutions. The increase in marketing expense was due to increased marketing and promotional activity. The decrease in occupancy expense of premises was due to a decrease in office rent as a result of the renegotiation of certain leases. The decrease in furniture and equipment expense was due to lower depreciation expense on fixed assets.

For the nine months ended September 30, 2023, annualized non-interest expense to average assets was 1.33% compared to 1.45% for the nine months ended September 30, 2022. The decrease was primarily due to lower overhead costs as a result of continued cost consciousness.

For the nine months ended September 30, 2023, the annualized core efficiency ratio (Non-GAAP) was 58.1% compared to 45.3% for the nine months ended September 30, 2022. The increase was primarily due to a decrease in net interest income, which more than offset the increase in core non-interest income (Non-GAAP) and decrease in non-interest expense.

Explanation of Non-GAAP Financial Measures

This release contains financial information determined by methods other than in accordance with GAAP. Management believes that the supplemental non-GAAP information provides a better comparison of the impact of unrealized losses in the Company’s bond portfolio on the Bank’s regulatory capital ratios and period-to-period operating performance, respectively. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. Non-GAAP measures used in this release consist of the following:

●	The impact to the Bank’s regulatory capital ratios in the hypothetical scenario where the entire bond portfolio was sold at fair market value and the losses realized.
●	Non-interest income, income before taxes, income tax expense, net income, earnings per share (basic and diluted), return on average assets (annualized), return on average equity (annualized), non-interest income as a percentage of average assets (annualized) and efficiency ratio excluding the impact of losses recognized in July 2023 on the sale of available-for-sale securities and taxes paid on the early surrender of bank owned life insurance policies.

These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Please refer to the Reconciliation of Certain Non-GAAP Financial Measures table for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.

About John Marshall Bancorp, Inc.

John Marshall Bancorp, Inc. is the bank holding company for John Marshall Bank. The Bank is a $2.30 billion asset bank headquartered in Reston, Virginia with eight full-service branches located in Alexandria, Arlington, Loudoun, Prince William, Reston, and Tysons, Virginia, as well as Rockville, Maryland, and Washington, D.C. The Bank is dedicated to providing exceptional value, personalized service and convenience to local businesses and professionals in the Washington D.C. Metro area. The Bank offers a comprehensive line of sophisticated banking products and services that rival those of the largest banks along with experienced staff to help achieve customers’ financial goals. Dedicated Relationship Managers serve as direct points-of-contact, providing subject matter expertise in a variety of niche industries including Charter and Private Schools, Government Contractors, Health Services, Nonprofits and Associations, Professional Services, Property Management Companies and Title Companies. Learn more at www.johnmarshallbank.com.

In addition to historical information, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the Bank include, but are not limited to, the following: the concentration of our business in the Washington, D.C. metropolitan area and the effect of changes in the economic, political and environmental conditions on this market; adequacy of our allowance for credit losses; deterioration of our asset quality; future performance of our loan portfolio with respect to recently originated loans; the level of prepayments on loans and mortgage-backed securities; liquidity, interest rate and operational risks associated with our business;

changes in our financial condition or results of operations that reduce capital; our ability to maintain existing deposit relationships or attract new deposit relationships; changes in consumer spending, borrowing and savings habits; inflation and changes in interest rates that may reduce our margins or reduce the fair value of financial instruments; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System; additional risks related to new lines of business, products, product enhancements or services; increased competition with other financial institutions and fintech companies; adverse changes in the securities markets; changes in the financial condition or future prospects of issuers of securities that we own; our ability to maintain an effective risk management framework; changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory structure and in regulatory fees and capital requirements; compliance with legislative or regulatory requirements; results of examination of us by our regulators, including the possibility that our regulators may require us to increase our allowance for credit losses or to write-down assets or take similar actions; potential claims, damages, and fines related to litigation or government actions; the effectiveness of our internal controls over financial reporting and our ability to remediate any future material weakness in our internal controls over financial reporting; geopolitical conditions, including acts or threats of terrorism and/or military conflicts, or actions taken by the U.S. or other governments in response to acts or threats of terrorism and/or military conflicts, negatively impacting business and economic conditions in the U.S. and abroad; the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts, geopolitical conflicts or public health events (such as COVID-19), and of governmental and societal responses thereto; technological risks and developments, and cyber threats, attacks, or events; the additional requirements of being a public company; changes in accounting policies and practices; our ability to successfully capitalize on growth opportunities; our ability to retain key employees; deteriorating economic conditions, either nationally or in our market area, including higher unemployment and lower real estate values; implications of our status as a smaller reporting company and as an emerging growth company; and other factors discussed in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

# # #

John Marshall Bancorp, Inc.

Financial Highlights (Unaudited)
(Dollar amounts in thousands, except per share data)

	At or For the Three Months Ended				At or For the Nine Months Ended
		September 30,				September 30,
	2023		2022		2023		2022
Selected Balance Sheet Data
Cash and cash equivalents		$192,656		$74,756		$192,656		$74,756
Total investment securities		272,881		473,478		272,881		473,478
Loans, net of unearned income		1,820,132		1,725,114		1,820,132		1,725,114
Allowance for loan credit losses		20,036		20,032		20,036		20,032
Total assets		2,298,202		2,305,540		2,298,202		2,305,540
Non-interest bearing demand deposits		437,880		535,186		437,880		535,186
Interest bearing deposits		1,543,743		1,528,155		1,543,743		1,528,155
Total deposits		1,981,623		2,063,341		1,981,623		2,063,341
Federal funds purchased		- -		- -		- -		- -
Federal Home Loan Bank advances		- -		- -		- -		- -
Federal Reserve Bank borrowings		54,000		- -		54,000		- -
Shareholders' equity		220,567		202,212		220,567		202,212

Summary Results of Operations
Interest income		$26,263		$21,208		$74,171		$60,509
Interest expense		14,284		3,516		35,715		7,593
Net interest income		11,979		17,692		38,456		52,916
Provision for (recovery of) credit losses		(829)		- -		(2,471)		- -
Net interest income after provision for (recovery of) credit losses		12,808		17,692		40,927		52,916
Non-interest income (loss)		(16,815)		450		(15,564)		973
Core non-interest income(1)		299		450		1,550		973
Non-interest expense		7,660		7,958		23,261		24,425
Income (Loss) before income taxes		(11,667)		10,184		2,102		29,464
Core income before income taxes(1)		5,447		10,184		19,216		29,464
Net income (loss)		(10,137)		8,045		656		23,601
Core net income(1)		4,484		8,045		15,277		23,601

Per Share Data and Shares Outstanding
Earnings (loss) per share - basic		$(0.72)		$0.57		$0.05		$1.69
Core earnings per share - basic(1)		$0.32		$0.57		$1.08		$1.69
Earnings (loss) per share - diluted		$(0.72)		$0.57		$0.05		$1.67
Core earnings per share - diluted(1)		$0.32		$0.57		$1.08		$1.67
Book value per share		$15.61		$14.37		$15.61		$14.37
Weighted average common shares (basic)		14,080,026		13,989,414		14,126,522		13,902,324
Weighted average common shares (diluted)		14,080,026		14,108,286		14,199,179		14,065,887
Common shares outstanding at end of period		14,126,084		14,070,080		14,126,084		14,070,080

Performance Ratios
Return on average assets (annualized)		(1.73)%		1.38%		0.04%		1.40%
Core return on average assets (annualized)(1)		0.76		1.38		0.87		1.40
Return on average equity (annualized)		(18.24)%		15.07%		0.40%		15.03%
Core return on average equity (annualized)(1)		8.07		15.07		9.25		15.03
Net interest margin		2.08%		3.10%		2.25%		3.19%
Non-interest income (loss) as a percentage of average assets (annualized)		(2.86)%		0.08%		(0.89)%		0.06%
Core non-interest income as a percentage of average assets (annualized)(1)		0.05		0.08		0.09		0.06
Non-interest expense to average assets (annualized)		1.30%		1.36%		1.33%		1.45%
Efficiency ratio		(158.4)%		43.9%		101.6%		45.3%
Core efficiency ratio(1)		62.4		43.9		58.1		45.3

Asset Quality
Non-performing assets to total assets		- -%		- -%		- -%		- -%
Non-performing loans to total loans		- -%		- -%		- -%		- -%
Allowance for loan credit losses to non-performing loans		N/M		N/M		N/M		N/M
Allowance for loan credit losses to total loans		1.10%		1.16%		1.10%		1.16%
Net charge-offs (recoveries) to average loans (annualized)		0.00%		0.00%		0.00%		0.00%

Loans 30-89 days past due and accruing interest	$	- -	$	- -	$	- -	$	- -
Non-accrual loans		- -		- -		- -		- -
Other real estate owned		- -		- -		- -		- -
Non-performing assets (2)		- -		- -		- -		- -

Capital Ratios (Bank Level)
Equity / assets		10.6%		9.7%		10.6%		9.7%
Total risk-based capital ratio		15.7%		15.4%		15.7%		15.4%
Tier 1 risk-based capital ratio		14.6%		14.3%		14.6%		14.3%
Common equity tier 1 ratio		14.6%		14.3%		14.6%		14.3%
Leverage ratio		11.3%		11.0%		11.3%		11.0%

Other Information
Number of full time equivalent employees		138		136		138		136
# Full service branch offices		8		8		8		8
# Loan production or limited service branch offices		- -		1		- -		1

(1)	Non-GAAP financial measure. Refer to “Reconciliation of Certain Non-GAAP Financial Measures” for further details.
(2)	Non-performing assets consist of non-accrual loans, loans 90 days or more past due and still accruing interest and other real estate owned.

John Marshall Bancorp, Inc.

Consolidated Balance Sheets
(Dollar amounts in thousands, except per share data)

				% Change
	September 30,	December 31,	September 30,	Last Nine	Year Over
	2023	2022	2022	Months	Year
Assets	(Unaudited)	*	(Unaudited)
Cash and due from banks	$7,642	$6,583	$14,957	16.1%	(48.9)%
Interest-bearing deposits in banks	185,014	55,016	59,799	236.3%	209.4%
Securities available-for-sale, at fair value	169,084	357,576	366,546	(52.7)%	(53.9)%
Securities held-to-maturity, fair value of $75,733, $81,161, and $81,765 at 9/30/2023, 12/31/2022, and 9/30/2022, respectively.	96,347	99,415	100,598	(3.1)%	(4.2)%
Restricted securities, at cost	5,007	4,425	4,421	13.2%	13.3%
Equity securities, at fair value	2,443	2,115	1,913	15.5%	27.7%
Loans, net of unearned income	1,820,132	1,789,508	1,725,114	1.7%	5.5%
Allowance for credit losses	(20,036)	(20,208)	(20,032)	(0.9)%	0.0%
Net loans	1,800,096	1,769,300	1,705,082	1.7%	5.6%
Bank premises and equipment, net	1,264	1,219	1,331	3.7%	(5.0)%
Accrued interest receivable	5,701	5,531	4,744	3.1%	20.2%
Bank owned life insurance	-	21,170	21,071	(100.0)%	(100.0)%
Right of use assets	4,136	4,611	3,936	(10.3)%	5.1%
Other assets	21,468	21,274	21,142	0.9%	1.5%
Total assets	$2,298,202	$2,348,235	$2,305,540	(2.1)%	(0.3)%

Liabilities and Shareholders' Equity

Liabilities
Deposits:
Non-interest bearing demand deposits	$437,880	$476,697	$535,186	(8.1)%	(18.2)%
Interest-bearing demand deposits	675,819	691,945	705,593	(2.3)%	(4.2)%
Savings deposits	57,408	95,241	102,909	(39.7)%	(44.2)%
Time deposits	810,516	803,857	719,653	0.8%	12.6%
Total deposits	1,981,623	2,067,740	2,063,341	(4.2)%	(4.0)%
Federal funds purchased	- -	25,500	- -	N/M	N/M
Federal Reserve Bank borrowings	54,000	- -	- -	N/M	N/M
Subordinated debt, net	24,687	24,624	24,603	0.3%	0.3%
Accrued interest payable	2,610	1,035	643	152.2%	305.9%
Lease liabilities	4,415	4,858	4,186	(9.1)%	5.5%
Other liabilities	10,300	11,678	10,555	(11.8)%	(2.4)%
Total liabilities	2,077,635	2,135,435	2,103,328	(2.7)%	(1.2)%

Shareholders' Equity
Preferred stock, par value $0.01 per share; authorized 1,000,000 shares; none issued	- -	- -	- -	N/M	N/M
Common stock, nonvoting, par value $0.01 per share; authorized 1,000,000 shares; none issued	- -	- -	- -	N/M	N/M
Common stock, voting, par value $0.01 per share; authorized 30,000,000 shares; issued and outstanding, 14,126,084 at 9/30/2023 including 45,871 unvested shares, 14,098,986 at 12/31/2022 including 55,185 unvested shares, and 14,070,080 at 9/30/2022, including 58,046 unvested shares	141	141	140	- -%	0.7%
Additional paid-in capital	95,510	94,726	94,560	0.8%	1.0%
Retained earnings	141,886	146,630	138,428	(3.2)%	2.5%
Accumulated other comprehensive loss	(16,970)	(28,697)	(30,916)	(40.9)%	(45.1)%
Total shareholders' equity	220,567	212,800	202,212	3.6%	9.1%
Total liabilities and shareholders' equity	$2,298,202	$2,348,235	$2,305,540	(2.1)%	(0.3)%

* Derived from audited consolidated financial statements.

John Marshall Bancorp, Inc.

Consolidated Statements of Income
(Dollar amounts in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2023	2022	% Change	2023	2022	% Change
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
Interest and Dividend Income
Interest and fees on loans	$21,925	$18,222	20.3%	$63,355	$53,740	17.9%
Interest on investment securities, taxable	1,507	2,323	(35.1)%	5,895	5,597	5.3%
Interest on investment securities, tax-exempt	10	30	(66.7)%	45	90	(50.0)%
Dividends	75	62	21.0%	222	185	20.0%
Interest on deposits in other banks	2,746	571	N/M	4,654	897	N/M
Total interest and dividend income	26,263	21,208	23.8%	74,171	60,509	22.6%

Interest Expense
Deposits	13,273	3,068	N/M	33,590	6,090	N/M
Federal funds purchased	- -	- -	N/M	10	- -	N/M
Federal Home Loan Bank advances	- -	- -	N/M	67	42	59.5%
Federal Reserve Bank borrowings	662	- -	N/M	1,001	- -	N/M
Subordinated debt	349	448	(22.1)%	1,047	1,461	(28.3)%
Total interest expense	14,284	3,516	306.3%	35,715	7,593	370.4%

Net interest income	11,979	17,692	(32.3)%	38,456	52,916	(27.3)%

Provision for (recovery of) Credit Losses	(829)	- -	N/M	(2,471)	- -	N/M

Net interest income after provision for (recovery of) credit losses	12,808	17,692	(27.6)%	40,927	52,916	(22.7)%

Non-interest Income
Service charges on deposit accounts	85	79	7.6%	239	240	(0.4)%
Bank owned life insurance	23	255	(91.0)%	224	445	(49.7)%
Other service charges and fees	160	175	(8.6)%	677	469	44.3%
Losses on sale of available-for-sale securities	(17,114)	- -	N/M	(17,316)	- -	N/M
Insurance commissions	54	47	14.9%	310	312	(0.6)%
Gain on sale of government guaranteed loans	27	- -	N/M	50	- -	N/M
Non-qualified deferred compensation plan asset gains (losses), net	(60)	(107)	(43.9)%	112	(498)	(122.5)%
Other income	10	1	N/M	140	5	N/M
Total non-interest income (loss)	(16,815)	450	(3,836.7)%	(15,564)	973	(1,699.6)%

Non-interest Expenses
Salaries and employee benefits	5,052	5,072	(0.4)%	14,929	15,754	(5.2)%
Occupancy expense of premises	445	461	(3.5)%	1,363	1,435	(5.0)%
Furniture and equipment expenses	282	323	(12.7)%	882	989	(10.8)%
Other expenses	1,881	2,102	(10.5)%	6,087	6,247	(2.6)%
Total non-interest expenses	7,660	7,958	(3.7)%	23,261	24,425	(4.8)%

Income (Loss) before income taxes	(11,667)	10,184	(214.6)%	2,102	29,464	(92.9)%

Income tax Expense (Benefit)	(1,530)	2,139	(171.5)%	1,446	5,863	(75.3)%

Net income (loss)	$(10,137)	$8,045	(226.0)%	$656	$23,601	(97.2)%

Earnings (Loss) Per Share
Basic	$(0.72)	$0.57	(226.3)%	$0.05	$1.69	(97.0)%
Diluted	$(0.72)	$0.57	(226.3)%	$0.05	$1.67	(97.0)%

John Marshall Bancorp, Inc.

Historical Trends - Quarterly Financial Data (Unaudited)
(Dollar amounts in thousands, except per share data)

	2023					2022
	September 30		June 30	March 31		December 31		September 30		June 30		March 31
Profitability for the Quarter:
Interest income		$26,263	$24,455		$23,453		$23,557		$21,208		$19,555	$19,745
Interest expense		14,284	12,446		8,984		6,052		3,516		2,247	1,829
Net interest income		11,979	12,009		14,469		17,505		17,692		17,308	17,916
Provision for (recovery of) credit losses		(829)	(868)		(774)		175		- -		- -	- -
Non-interest income (loss)		(16,815)	685		566		718		450		109	414
Non-interest expenses		7,660	7,831		7,770		7,449		7,958		7,681	8,786
Income (loss) before income taxes		(11,667)	5,731		8,039		10,599		10,184		9,736	9,544
Income tax expense (benefit)		(1,530)	1,241		1,735		2,397		2,139		1,854	1,870
Net income (loss)		$(10,137)	$4,490		$6,304		$8,202		$8,045		$7,882	$7,674

Financial Performance:
Return on average assets (annualized)		(1.73)%	0.77%		1.10%		1.40%		1.38%		1.41%	1.40%
Return on average equity (annualized)		(18.24)%	8.13%		11.83%		15.65%		15.07%		15.28%	14.76%
Net interest margin		2.08%	2.10%		2.57%		3.05%		3.10%		3.16%	3.34%
Non-interest income (loss) as a percentage of average assets (annualized)		(2.86)%	0.12%		0.10%		0.12%		0.08%		0.02%	0.08%
Non-interest expense to average assets (annualized)		1.30%	1.34%		1.35%		1.27%		1.36%		1.38%	1.61%
Efficiency ratio		(158.4)%	61.7%		51.7%		40.9%		43.9%		44.1%	47.9%

Per Share Data:
Earnings (loss) per share - basic		$(0.72)	$0.32		$0.45		$0.58		$0.57		$0.56	$0.55
Earnings (loss) per share - diluted		$(0.72)	$0.32		$0.44		$0.58		$0.57		$0.56	$0.55
Book value per share		$15.61	$15.50		$15.63		$15.09		$14.37		$14.80	$14.68
Dividends declared per share	$	- -	$0.22	$	- -	$	- -	$	- -	$	- -	$0.20
Weighted average common shares (basic)		14,080,026	14,077,658		14,067,047		14,019,429		13,989,414		13,932,256	13,783,034
Weighted average common shares (diluted)		14,080,026	14,143,253		14,156,724		14,131,352		14,108,286		14,085,160	13,991,692
Common shares outstanding at end of period		14,126,084	14,126,138		14,125,208		14,098,986		14,070,080		14,026,589	13,950,570

Non-interest Income:
Service charges on deposit accounts		$85	$82		$72		$84		$79		$84	$77
Bank owned life insurance		23	101		100		99		255		95	95
Other service charges and fees		160	314		203		187		175		157	137
Losses on securities		(17,114)	- -		(202)		- -		- -		- -	- -
Insurance commissions		54	50		206		70		47		44	221
Gain on sale of government guaranteed loans		27	23		- -		- -		- -		- -	- -
Non-qualified deferred compensation plan asset gains (losses), net		(60)	83		89		144		(107)		(274)	(117)
Other income		10	32		98		134		1		3	1
Total non-interest income (loss)		$(16,815)	$685		$566		$718		$450		$109	$414

Non-interest Expenses:
Salaries and employee benefits		$5,052	$4,965		$4,912		$4,436		$5,072		$4,655	$6,027
Occupancy expense of premises		445	448		470		458		461		482	493
Furniture and equipment expenses		282	304		296		336		323		341	325
Other expenses		1,881	2,114		2,092		2,219		2,102		2,203	1,941
Total non-interest expenses		$7,660	$7,831		$7,770		$7,449		$7,958		$7,681	$8,786

Balance Sheets at Quarter End:
Total loans, net of unearned income		$1,820,132	$1,769,801		$1,771,272		$1,789,508		$1,725,114		$1,692,652	$1,631,260
Allowance for loan credit losses		(20,036)	(20,629)		(21,619)		(20,208)		(20,032)		(20,031)	(20,031)
Investment securities		272,881	429,954		445,785		463,531		473,478		473,914	409,692
Interest-earning assets		2,278,027	2,315,368		2,312,404		2,308,055		2,258,822		2,274,968	2,217,553
Total assets		2,298,202	2,364,250		2,351,307		2,348,235		2,305,540		2,316,374	2,249,609
Total deposits		1,981,623	2,046,309		2,088,642		2,067,740		2,063,341		2,043,741	1,983,099
Total interest-bearing liabilities		1,622,430	1,691,044		1,665,837		1,641,167		1,552,758		1,581,017	1,530,133
Total shareholders' equity		220,567	218,970		220,823		212,800		202,212		207,530	204,855

Quarterly Average Balance Sheets:
Total loans, net of unearned income		$1,790,720	$1,767,831		$1,772,922		$1,759,747		$1,684,796		$1,641,914	$1,620,533
Investment securities		310,407	441,778		463,254		468,956		488,860		447,688	376,608
Interest-earning assets		2,301,642	2,305,050		2,295,677		2,289,061		2,277,325		2,204,709	2,183,897
Total assets		2,331,403	2,344,712		2,334,695		2,330,307		2,314,825		2,240,119	2,216,131
Total deposits		2,012,934	2,051,702		2,066,139		2,079,161		2,057,640		1,980,231	1,946,882
Total interest-bearing liabilities		1,660,980	1,667,597		1,621,131		1,566,902		1,547,766		1,504,574	1,505,854
Total shareholders' equity		220,473	221,608		220,282		207,906		212,147		206,967	210,900

Financial Measures:
Average equity to average assets		9.5%	9.5%		9.4%		8.9%		9.2%		9.2%	9.5%
Investment securities to earning assets		12.0%	18.6%		19.3%		20.1%		21.0%		20.8%	18.5%
Loans to earning assets		79.9%	76.4%		76.6%		77.5%		76.4%		74.4%	73.6%
Loans to assets		79.2%	74.9%		75.3%		76.2%		74.8%		73.1%	72.5%
Loans to deposits		91.9%	86.5%		84.8%		86.5%		83.6%		82.8%	82.3%

Capital Ratios (Bank Level):
Equity / assets		10.6%	10.2%		10.3%		10.0%		9.7%		9.9%	10.2%
Total risk-based capital ratio		15.7%	16.1%		16.1%		15.6%		15.4%		15.1%	15.4%
Tier 1 risk-based capital ratio		14.6%	15.0%		14.9%		14.4%		14.3%		14.0%	14.2%
Common equity tier 1 ratio		14.6%	15.0%		14.9%		14.4%		14.3%		14.0%	14.2%
Leverage ratio		11.3%	11.6%		11.5%		11.3%		11.0%		11.0%	10.8%

John Marshall Bancorp, Inc.

Loan, Deposit and Borrowing Detail (Unaudited)
(Dollar amounts in thousands)

	2023						2022
	September 30		June 30		March 31		December 31		September 30		June 30		March 31
Loans	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total
Commercial business loans	$37,793	2.1%	$40,156	2.3%	$41,204	2.3%	$44,788	2.5%	$44,967	2.6%	$47,654	2.8%	$52,569	3.2%
Commercial PPP loans	132	0.0%	133	0.0%	135	0.0%	136	0.0%	138	0.0%	224	0.0%	7,781	0.5%
Commercial owner-occupied real estate loans	363,017	20.0%	360,859	20.4%	363,495	20.6%	366,131	20.5%	362,346	21.1%	378,457	22.4%	339,933	20.9%
Total business loans	400,942	22.1%	401,148	22.7%	404,834	22.9%	411,055	23.0%	407,451	23.7%	426,335	25.2%	400,283	24.6%

Investor real estate loans	683,686	37.6%	654,623	37.0%	660,740	37.4%	662,769	37.1%	622,415	36.1%	598,501	35.5%	553,093	34.0%
Construction & development loans	179,570	9.9%	179,656	10.2%	179,606	10.2%	195,027	11.0%	199,324	11.6%	189,644	11.2%	219,160	13.4%
Multi-family loans	86,366	4.8%	86,061	4.9%	88,670	5.0%	89,227	5.0%	106,460	6.2%	106,236	6.3%	99,100	6.1%
Total commercial real estate loans	949,622	52.3%	920,340	52.1%	929,016	52.6%	947,023	53.1%	928,199	53.9%	894,381	53.0%	871,353	53.5%

Residential mortgage loans	464,509	25.7%	443,305	25.2%	433,076	24.5%	426,841	23.9%	385,696	22.4%	368,370	21.8%	356,331	21.9%
Consumer loans	467	0.0%	646	0.0%	324	0.0%	529	0.0%	585	0.0%	651	0.0%	513	0.0%
Total loans	$1,815,540	100.0%	$1,765,439	100.0%	$1,767,250	100.0%	$1,785,448	100.0%	$1,721,931	100.0%	$1,689,737	100.0%	$1,628,480	100.0%
Less: Allowance for loan credit losses	(20,036)		(20,629)		(21,619)		(20,208)		(20,032)		(20,031)		(20,031)
Net deferred loan costs (fees)	4,592		4,362		4,022		4,060		3,183		2,915		2,780
Net loans	$1,800,096		$1,749,172		$1,749,653		$1,769,300		$1,705,082		$1,672,621		$1,611,229

	2023						2022
	September 30		June 30		March 31		December 31		September 30		June 30		March 31
Deposits	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total
Non-interest bearing demand deposits	$437,880	22.1%	$433,931	21.2%	$447,450	21.4%	$476,697	23.1%	$535,186	25.9%	$512,284	25.1%	$495,811	25.0%
Interest-bearing demand deposits:
NOW accounts(1)	345,522	17.4%	311,225	15.2%	284,872	13.7%	253,148	12.3%	293,558	14.2%	338,789	16.6%	345,087	17.4%
Money market accounts(1)	330,297	16.7%	341,413	16.7%	392,962	18.8%	438,797	21.2%	412,035	20.0%	399,877	19.6%	414,987	20.9%
Savings accounts	57,408	3.0%	68,013	3.4%	81,150	3.9%	95,241	4.6%	102,909	5.0%	112,276	5.4%	114,427	5.8%
Certificates of deposit
$250,000 or more	364,805	18.4%	376,899	18.4%	338,824	16.2%	314,738	15.2%	280,027	13.6%	255,411	12.5%	241,230	12.1%
Less than $250,000	103,600	5.2%	105,956	5.2%	94,429	4.5%	89,247	4.3%	88,421	4.3%	87,505	4.3%	91,050	4.6%
QwickRate® certificates of deposit	11,526	0.6%	12,772	0.6%	16,952	0.8%	22,163	1.1%	20,154	1.0%	20,154	1.0%	23,136	1.2%
IntraFi® certificates of deposit	41,659	2.1%	49,729	2.4%	53,178	2.5%	25,757	1.2%	46,305	2.2%	32,686	1.6%	39,628	2.0%
Brokered deposits	288,926	14.6%	346,371	16.9%	378,825	18.2%	351,952	17.0%	284,746	13.8%	284,759	13.9%	217,743	11.0%
Total deposits	$1,981,623	100.0%	$2,046,309	100.0%	$2,088,642	100.0%	$2,067,740	100.0%	$2,063,341	100.0%	$2,043,741	100.0%	$1,983,099	100.0%

Borrowings
Federal funds purchased	$ - -	0.0%	$ - -	0.0%	$ - -	0.0%	$25,500	50.9%	$ - -	0.0%	$ - -	0.0%	$ - -	0.0%
Federal Home Loan Bank advances	- -	0.0%	- -	0.0%	- -	0.0%	- -	0.0%	- -	0.0%	- -	0.0%	18,000	42.0%
Federal Reserve Bank borrowings	54,000	68.6%	54,000	68.6%	- -	0.0	- -	0.0%	- -	0.0%	- -	0.0%	- -	0.0%
Subordinated debt	24,687	31.4%	24,666	31.4%	24,645	100.0%	24,624	49.1%	24,603	100.0%	49,560	100.0%	24,845	58.0%
Total borrowings	$78,687	100.0%	$78,666	100.0%	$24,645	100.0%	$50,124	100.0%	$24,603	100.0%	$49,560	100.0%	$42,845	100.0%

Total deposits and borrowings	$2,060,310		$2,124,975		$2,113,287		$2,117,864		$2,087,944		$2,093,301		$2,025,944

Core customer funding sources (2)	$1,681,171	82.6%	$1,687,166	80.3%	$1,692,865	81.1%	$1,693,625	80.9%	$1,758,441	85.2%	$1,738,828	85.1%	$1,742,220	87.1%
Wholesale funding sources (3)	354,452	17.4%	413,143	19.7%	395,777	18.9%	399,615	19.1%	304,900	14.8%	304,913	14.9%	258,879	12.9%
Total funding sources	$2,035,623	100.0%	$2,100,309	100.0%	$2,088,642	100.0%	$2,093,240	100.0%	$2,063,341	100.0%	$2,043,741	100.0%	$2,001,099	100.0%

(1)	Includes IntraFi® accounts.
(2)	Includes reciprocal IntraFi Demand®, IntraFi Money Market® and IntraFi CD® deposits, which are maintained by customers.
(3)	Consists of QwickRate® certificates of deposit, brokered deposits, federal funds purchased, Federal Home Loan Bank advances and Federal Reserve Bank borrowings.

John Marshall Bancorp, Inc.

Average Balance Sheets, Interest and Rates (unaudited)
(Dollar amounts in thousands)

	Nine Months Ended September 30, 2023			Nine Months Ended September 30, 2022
		Interest Income /	Average		Interest Income /	Average
	Average Balance	Expense	Rate	Average Balance	Expense	Rate
Assets:
Securities:
Taxable	$401,623	$6,117	2.04%	$433,128	$5,782	1.78%
Tax-exempt(1)	2,678	56	2.80%	5,002	114	3.05%
Total securities	$404,301	$6,173	2.04%	$438,130	$5,896	1.80%
Loans, net of unearned income(2):
Taxable	1,748,904	62,664	4.79%	1,626,661	53,192	4.37%
Tax-exempt(1)	28,319	875	4.13%	22,656	694	4.10%
Total loans, net of unearned income	$1,777,223	$63,539	4.78%	$1,649,317	$53,886	4.37%
Interest-bearing deposits in other banks	$119,002	$4,654	5.23%	$134,874	$897	0.89%
Total interest-earning assets	$2,300,526	$74,366	4.32%	$2,222,321	$60,679	3.65%
Total non-interest earning assets	36,572			35,066
Total assets	$2,337,098			$2,257,387
Liabilities & Shareholders’ Equity:
Interest-bearing deposits
NOW accounts	$291,217	$4,484	2.06%	$325,647	$829	0.34%
Money market accounts	374,053	7,560	2.70%	389,535	1,516	0.52%
Savings accounts	75,273	673	1.20%	109,740	284	0.35%
Time deposits	855,076	20,873	3.26%	658,897	3,461	0.70%
Total interest-bearing deposits	$1,595,619	$33,590	2.81%	$1,483,819	$6,090	0.55%
Federal funds purchased	294	10	4.55%	—	—	0.00%
Subordinated debt	24,653	1,047	5.68%	27,476	1,461	7.11%
Other borrowed funds	29,483	1,068	4.84%	8,257	42	0.68%
Total interest-bearing liabilities	$1,650,049	$35,715	2.89%	$1,519,552	$7,593	0.67%
Demand deposits	447,778			511,504
Other liabilities	18,483			16,321
Total liabilities	$2,116,310			$2,047,377
Shareholders’ equity	$220,788			$210,010
Total liabilities and shareholders’ equity	$2,337,098			$2,257,387

Tax-equivalent net interest income and spread		$38,651	1.43%		$53,086	2.98%
Less: tax-equivalent adjustment		195			170
Net interest income		$38,456			$52,916

Tax-equivalent interest income/earnings assets			4.32%			3.65%
Interest expense/earning assets			2.08%			0.46%
Net interest margin(3)			2.25%			3.19%

(1)	Tax-equivalent income has been adjusted using the federal statutory tax rate of 21%. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $195 thousand and $170 thousand for the nine months ended September 30, 2023 and September 30, 2022, respectively.
(2)	The Company did not have any loans on non-accrual as of September 30, 2023 or September 30, 2022.
(3)	The net interest margin has been calculated on a tax-equivalent basis.

John Marshall Bancorp, Inc.

Average Balance Sheets, Interest and Rates (unaudited)
(Dollar amounts in thousands)

	Three Months Ended September 30, 2023			Three Months Ended September 30, 2022
		Interest Income /	Average		Interest Income /	Average
	Average Balance	Expense	Rate	Average Balance	Expense	Rate
Assets:
Securities:
Taxable	$308,723	$1,582	2.03%	$483,861	$2,385	1.96%
Tax-exempt(1)	1,684	13	3.06%	4,999	38	3.02%
Total securities	$310,407	$1,595	2.04%	$488,860	$2,423	1.97%
Loans, net of unearned income(2):
Taxable	1,762,653	21,695	4.88%	1,655,670	17,983	4.31%
Tax-exempt(1)	28,067	292	4.13%	29,126	302	4.11%
Total loans, net of unearned income	$1,790,720	$21,987	4.87%	$1,684,796	$18,285	4.31%
Interest-bearing deposits in other banks	$200,515	$2,746	5.43%	$103,669	$571	2.19%
Total interest-earning assets	$2,301,642	$26,328	4.54%	$2,277,325	$21,279	3.71%
Total non-interest earning assets	29,761			37,500
Total assets	$2,331,403			$2,314,825
Liabilities & Shareholders’ Equity:
Interest-bearing deposits
NOW accounts	$327,309	$2,239	2.71%	$329,780	$404	0.49%
Money market accounts	341,672	2,609	3.03%	377,736	727	0.76%
Savings accounts	63,956	198	1.23%	106,647	107	0.40%
Time deposits	849,270	8,227	3.84%	705,206	1,830	1.03%
Total interest-bearing deposits	$1,582,207	$13,273	3.33%	$1,519,369	$3,068	0.80%
Federal funds purchased	99	—	—%	—	—	0.00%
Subordinated debt, net	24,674	349	5.61%	28,397	448	6.26%
Other borrowed funds	54,000	662	4.86%	—	—	0.00%
Total interest-bearing liabilities	$1,660,980	$14,284	3.41%	$1,547,766	$3,516	0.90%
Demand deposits	430,727			538,271
Other liabilities	19,223			16,641
Total liabilities	$2,110,930			$2,102,678
Shareholders’ equity	$220,473			$212,247
Total liabilities and shareholders’ equity	$2,331,403			$2,314,925

Tax-equivalent net interest income and spread		$12,044	1.13%		$17,763	2.81%
Less: tax-equivalent adjustment		65			71
Net interest income		$11,979			$17,692

Tax-equivalent interest income/earnings assets			4.54%			3.71%
Interest expense/earning assets			2.46%			0.61%
Net interest margin(3)			2.08%			3.10%

(1)	Tax-equivalent income has been adjusted using the federal statutory tax rate of 21%. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $65 thousand and $71 thousand for the three months ended September 30, 2023 and September 30, 2022, respectively.
(2)	The Company did not have any loans on non-accrual as of September 30, 2023 or September 30, 2022.
(3)	The net interest margin has been calculated on a tax-equivalent basis.

John Marshall Bancorp, Inc.

Reconciliation of Certain Non-GAAP Financial Measures (unaudited)
(Dollar amounts in thousands)
	As of
	September 30, 2023	December 31, 2022	September 30, 2022
Regulatory Ratios (Bank)
Total risk-based capital (GAAP)	$280,891	$283,471	$274,611
Less: Unrealized losses on available-for-sale securities, net of tax benefit (1)	17,143	28,942	31,191
Less: Unrealized losses on held-to-maturity securities, net of tax benefit (1)	16,285	14,421	14,878
Total risk-based capital, excluding unrealized losses on available-for-sale and held-to-maturity securities, net of tax benefit (Non-GAAP)	$247,463	$240,108	$228,542

Tier 1 capital (GAAP)	$261,666	$262,960	$254,226
Less: Unrealized losses on available-for-sale securities, net of tax benefit (1)	17,143	28,942	31,191
Less: Unrealized losses on held-to-maturity securities, net of tax benefit (1)	16,285	14,421	14,878
Tier 1 capital, excluding unrealized losses on available-for-sale and held-to-maturity securities, net of tax benefit (Non-GAAP)	$228,238	$219,597	$208,157

Risk weighted assets (GAAP)	$1,794,603	$1,819,305	$1,783,344
Less: Risk weighted available-for-sale securities	25,094	60,894	62,969
Less: Risk weighted held-to-maturity securities	17,229	17,762	17,973
Risk weighted assets, excluding available-for-sale and held-to-maturity securities (Non-GAAP)	$1,752,280	$1,740,649	$1,702,402

Total average assets for leverage ratio (GAAP)	$2,326,722	$2,327,939	$2,312,355
Less: Average available-for-sale securities	206,116	362,024	380,324
Less: Average held-to-maturity securities	96,988	100,050	101,558
Total average assets for leverage ratio, excluding available-for-sale and held-to-maturity securities (Non-GAAP)	$2,023,618	$1,865,865	$1,830,473

Total risk-based capital ratio (2)
Total risk-based capital ratio (GAAP)	15.7%	15.6%	15.4%
Total risk-based capital ratio (Non-GAAP)	14.1%	13.8%	13.4%

Tier 1 capital ratio (3)
Tier 1 risk-based capital ratio (GAAP)	14.6%	14.4%	14.3%
Tier 1 risk-based capital ratio (Non-GAAP)	12.9%	12.6%	12.2%

Common equity tier 1 ratio (4)
Common equity tier 1 ratio (GAAP)	14.6%	14.4%	14.3%
Common equity tier 1 ratio (Non-GAAP)	12.9%	12.6%	12.2%

Leverage ratio (5)
Leverage ratio (GAAP)	11.3%	11.3%	11.0%
Leverage ratio (Non-GAAP)	11.3%	11.8%	11.4%

(1)	Includes tax benefit calculated using the federal statutory tax rate of 21%.
(2)	The total risk-based capital ratio is calculated by dividing total risk-based capital by risk weighted assets.
(3)	The tier 1 capital ratio is calculated by dividing tier 1 capital by risk weighted assets.
(4)	The common equity tier 1 ratio is calculated by dividing tier 1 capital by risk weighted assets.
(5)	The leverage ratio is calculated by dividing tier 1 capital by total average assets for leverage ratio.

John Marshall Bancorp, Inc.

Reconciliation of Certain Non-GAAP Financial Measures (unaudited)
(Dollar amounts in thousands)
	For the Three Months Ended	For the Nine Months Ended
	September 30, 2023	September 30, 2023
Non-interest income (loss) (GAAP)	$(16,815)	$(15,564)
Adjustment: Pre-tax loss recognized on sale of available-for-sale securities	17,114	17,114
Core non-interest income (Non-GAAP)	$299	$1,550

Income (loss) before taxes (GAAP)	$(11,667)	$2,102
Adjustment: Pre-tax loss recognized on sale of available-for-sale securities	17,114	17,114
Core income before taxes (Non-GAAP)	$5,447	$19,216

Income tax expense (benefit) (GAAP)	$(1,530)	$1,446
Adjustment: Tax and 10% modified endowment contract penalty on early surrender of BOLI policies	(1,101)	(1,101)
Adjustment: Tax benefit of loss recognized on sale of available-for-sale securities	3,594	3,594
Core income tax expense (Non-GAAP)(1)	$963	$3,939

Net income (loss) (GAAP)	$(10,137)	$656
Core net income (Non-GAAP)(2)	$4,484	$15,277

Earnings (loss) per share - basic (GAAP)	$(0.72)	$0.05
Core earnings per share - basic (Non-GAAP)(3)	$0.32	$1.08

Earnings (loss) per share - diluted (GAAP)	$(0.72)	$0.05
Core earnings per share - diluted (Non-GAAP)(3)	$0.32	$1.08

Return on average assets (annualized) (GAAP)	(1.73)%	0.04%
Core return on average assets (annualized) (Non-GAAP)(4)	0.76%	0.87%

Return on average equity (annualized) (GAAP)	(18.24)%	0.40%
Core return on average equity (annualized) (Non-GAAP)(5)	8.07%	9.25%

Non-interest income (loss) as a percentage of average assets (annualized) (GAAP)	(2.86)%	(0.89)%
Core non-interest income as a percentage of average assets (annualized) (Non-GAAP)(6)	0.05%	0.09%

Efficiency ratio (GAAP)	(158.4)%	101.6%
Core efficiency ratio (Non-GAAP)(7)	62.4%	58.1%

(1)	Includes tax benefit (expense) calculated using the federal statutory tax rate of 21%.
(2)	Core net income reflects net income adjusted for the non-recurring tax effected loss recognized on the sale of available-for-sale securities in and non-recurring tax expense associated with the surrender of the Company’s BOLI policies in July 2023. It is calculated by subtracting core income tax expense from core income before taxes for each period presented.
(3)	Core earnings per share – basic and core earnings per share – diluted is calculated by dividing core net income by basic weighted average shares outstanding and diluted weighted average shares outstanding, respectively, for each period presented.
(4)	Core return on average assets (annualized) is calculated by dividing annualizing core net income by average assets for each period presented.
(5)	Core return on average equity (annualized) is calculated by dividing annualizing core net income by average equity for each period presented.
(6)	Core non-interest income as a percentage of average assets (annualized) is calculated by dividing annualized core non-interest income by average assets for each period presented.
(7)	Core efficiency ratio is calculated by dividing non-interest expense by the sum of core non-interest income and net interest income for each period presented.